Fifth Third Bank Auto Receivables Trust 1996-B             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Aug-97            31-Aug-97
Distribution Date:    15-Sept-97                       Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $11,756,873.53     $30.62930850
          Class B Certificate Amount     $884,925.96     $30.62875398

(ii)  Interest Distribution
          Class A Certificate Amount   $1,271,968.81      $3.31376577
          Class B Certificate Amount      $99,453.34      $3.44224491

(iii)  Servicing Fee                     $212,048.25      $0.51376254

(iv)  Class A Certificate Balance
         (after principal distributions)              $224,888,486.22
        Class A Pool Factor
         (after principal distributions)                    0.5858853
        Class B Certificate Balance
         (after principal distributions)               $16,927,613.29
        Class B Pool Factor
         (after principal distributions)                    0.5858927

(v)  Total Pool Balance
         (end of Collection Period)                   $241,816,099.52

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $336,135.18    $3,360,729.01
         Liquidation Proceeds            $166,294.75    $1,249,620.91
         Aggregate Net Losses            $169,840.43    $2,111,108.10

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)         $12,090,804.98

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)      $12,090,804.98